UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
December 29, 2010

GLEACHER & COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
0-14140
(Commission File Number)
22-2655804
(IRS Employer Identification No.)
1290 Avenue of the Americas
New York, New York
(Address of Principal Executive Offices)
10104
(Zip Code)
(212) 273-7100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events
On December 29, 2010, the Board of Directors of Gleacher & Company, Inc. (the “Company”) approved changes in the Company’s equity compensation program intended to keep the program competitive with similar programs at other financial services companies. The Company believes that these changes will strengthen its ability to attract and retain talented and productive employees. In addition, the changes will align expense recognition for future equity compensation awarded in connection with year-end compensation with the period in which the related services are performed.
The changes approved relate to the vesting terms of restricted stock and restricted stock units granted in connection with year-end bonuses. Previously, unvested equity awards granted in connection with year-end bonuses would be forfeited if the grantee’s employment with the Company were to terminate before vesting, with limited exceptions. As modified, unless the grantee’s employment is terminated for “cause,” the unvested equity awards would remain outstanding upon termination but would be forfeited thereafter if, before the applicable vesting date, the grantee becomes employed by a competitor or engages in certain other actions potentially harmful to the Company. The Company intends to apply these terms prospectively, including with respect to equity awards to be granted as part of year-end compensation for services in 2010. In addition, the Company made similar modifications to certain equity awards previously granted in connection with 2008 and 2009 year-end compensation, applicable to terminations of employment occurring after December 31, 2010. No outstanding equity awards held by executive officers of the Company were modified to reflect the changes described above.
In accordance with applicable accounting rules, under the approved changes to the equity compensation program, the Company will recognize 100% of the compensation expense associated with future equity compensation awarded in connection with year-end compensation in the year in which the related services were provided. Previously, compensation expense associated with year-end equity awards was recognized ratably over the applicable vesting periods.
The above-described changes to the compensation program will result in expense that previously had been expected to be recognized in future periods instead being recognized in the fourth quarter of 2010. The Company anticipates that such expense, together with expense relating to currently anticipated grants of equity awards in respect of 2010 year-end compensation, will increase equity compensation expense for the fourth quarter of 2010 by approximately $20 million.
The disclosure in this Current Report on Form 8-K of any information (financial or otherwise) does not constitute an admission that such information is material.
Forward-Looking Statements
Certain statements in this Form 8-K are “forward-looking statements.” These statements are not historical facts but instead represent the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. The Company’s forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company’s services within those markets and other risks and factors identified from time to time in the Company’s other filings with the Securities and Exchange Commission. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to update any of its forward-looking statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLEACHER & COMPANY, INC.
By:	/s/ Jeffrey Kugler
	Name:	Jeffrey Kugler
	Title:	Chief Financial Officer

Dated: December 29, 2010